UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2010

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 24, 2009, Ikanos Communications, Inc. (“Ikanos” or the “Company”) acquired the Broadband Access product line (“BBA”) of Conexant Systems, Inc. (“Conexant”), pursuant to the terms of an Asset Purchase Agreement dated April 21, 2009 (the “Agreement”). The acquisition of the BBA product line included certain product-related intellectual property, patents, fixed assets and inventory of the product line for a total purchase price of $53.1 million in cash and the assumption of approximately $6.4 million in employee and lease related liabilities.

Filed as an exhibit to this Current Report on Form 8-K is the pro forma condensed combined financial information of BBA and Ikanos for the fiscal years ended January 3, 2010 and December 28, 2008, as if the acquisition had occurred on December 31, 2007.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The pro forma financial information of the Company for the fiscal years ended January 3, 2010 and December 28, 2008, is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/S/ NOAH D. MESEL
Noah D. Mesel Vice President and General Counsel

Date: March 18, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information.

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